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                                                                   Exhibit 23. 1





                              Accountants' Consent




The Board of Directors
The Multicare Companies, Inc.


We consent to the use of our reports relating to the consolidated financial statements of The Multicare Companies, Inc. and subsidiaries incorporated herein by reference.


                                KPMG Peat Marwick LLP

                                KPMG Peat Marwick LLP




Short Hills, New Jersey
May 15, 1996